                                                                     EXHIBIT 3.2




                             CORPORATE BY-LAWS OF

                         HOSP-ITALIA INDUSTRIES, INC.




                          INCORPORATED UNDER THE LAWS

                            OF THE STATE OF NEVADA




                       Date Adopted: December 31,  2000
                                    --------------



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                               TABLE OF CONTENTS

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ARTICLE ONE:
  OFFICES AND FISCAL YEAR..........................................................     1

  Section 1.01.  REGISTERED OFFICE AND AGENT.......................................     1
  Section 1.02.  OTHER OFFICES.....................................................     1
  Section 1.03.  FISCAL YEAR.......................................................     2

ARTICLE TWO:
  NOTICE - WAIVERS - MEETINGS GENERALLY............................................     2

  Section 2.01.  MANNER OF GIVING NOTICE...........................................     2
  Section 2.02.  NOTICE OF MEETINGS OF BOARD OF DIRECTORS..........................     2
  Section 2.03.  NOTICE OF MEETINGS OF STOCKHOLDERS................................     2
    (a)  Required signatures on notices............................................     2
    (b)  Purpose must be stated....................................................     3
    (c)  Delivery..................................................................     3
    (d)  Transferees during notice period..........................................     3
    (e)  Waiver of notice..........................................................     3
  Section 2.04.  WAIVER OF NOTICE..................................................     3
  Section 2.05.  MODIFICATION OF PROPOSAL CONTAINED IN NOTICE......................     4
  Section 2.06.  EXCEPTION TO REQUIREMENT OF NOTICE................................     4
    (a)  General rule..............................................................     4
    (b)  Stockholders without forwarding addresses.................................     4
  Section 2.07.  USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT.................     4

ARTICLE THREE:
  STOCKHOLDERS.....................................................................     5

  Section 3.01.  PLACE OF MEETING..................................................     5
  Section 3.02.  ANNUAL MEETING....................................................     5
  Section 3.03.  SPECIAL MEETINGS..................................................     5
    (a)  Call of special meetings..................................................     5
    (b)  Fixing of time for meeting................................................     5
  Section 3.04.  QUORUM............................................................     6
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Section 3.05.  CONSENT OF STOCKHOLDRRS IN LIEU OF MEETING...............     6
Section 3.06.  ORGANIZATION.............................................     6
Section 3.07.  VOTING RIGHTS OF STOCKHOLDERS............................     6
Section 3.08.  VOTING AND OTHER ACTION BY PROXY.........................     7
  (a)   General rule....................................................     7
  (b)   Form of proxies.................................................     7
  (c)   Substitution of copies..........................................     8
  (d)   Expiration of copies............................................     8
Section 3.09.  VOTING BY FIDUCIARIES AND PLEDGEES.......................     8
Section 3.10.  VOTING BY JOINT HOLDERS OF SHARES........................     8
  (a)   General rule....................................................     8
  (b)   Exception.......................................................     9
Section 3.11.  VOTING BY CORPORATIONS...................................     9
  (a)   Voting by corporate Stockholders................................     9
  (b)   Treasury shares.................................................     9
Section 3.12.  DETERMINATION OF STOCKHOLDERS OF RECORD..................     9
  (a)   Fixing record date..............................................     9
  (b)   Determination when a record date is not fixed...................    10
Section 3.13.  JUDGES OF ELECTION.......................................    10
  (a)   Appointment.....................................................    10
  (b)   Vacancies.......................................................    10
  (c)   Duties..........................................................    10
  (d)   Report..........................................................    11
Section 3.14.  MINORS AS SECURITY HOLDERS...............................    11
Section 3.15.  VOTING TRUSTS............................................    11
  (a)   Voting trusts authorized........................................    11
  (b)   Extensions of duration..........................................    11
  (c)   Terms of voting trusts..........................................    12
  (d)   Duration of agreements..........................................    12
  (e)   Deemed duration.................................................    12

ARTICLE FOUR:
  BOARD OF DIRECTORS....................................................    12

Section 4.01.  POWERS; PERSONAL LIABILITY...............................    12
  (a)   General rule....................................................    12
  (b)   Presumption.....................................................    12
  (c)   Limited liability of Directors..................................    12
  (d)   Notation of dissent.............................................    13
Section 4.02.  QUALIFICATION AND SELECTION OF DIRECTORS.................    13
  (a)   Qualifications..................................................    13
  (b)   Election of Directors...........................................    13
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                                                                       ----
   (c)  No cumulative voting.....................................       13
Section 4.03. NUMBER AND TERM OF OFFICE..........................       14
   (a)  Number...................................................       14
   (b)  Term of office...........................................       14
   (c)  Resignation..............................................       14
Section 4.04. VACANCIES..........................................       14
   (a)  General rule.............................................       14
   (b)  Directors elected by class or series.....................       14
   (c)  Vacancies at a later date................................       14
Section 4.05. REMOVAL OF DIRECTORS BY STOCKHOLDERS...............       14
Section 4.06. PLACE OF MEETINGS..................................       15
Section 4.07. ORGANIZATION OF MEETINGS...........................       15
Section 4.08. REGULAR MEETINGS...................................       15
Section 4.09. SPECIAL MEETINGS...................................       15
Section 4.10. QUORUM OF AND ACTION BY DIRECTORS..................       15
   (a)  General rule.............................................       15
   (b)  Action by written consent................................       16
Section 4.11. EXECUTIVE AND OTHER COMMITTEES.....................       16
   (a)  Establishment and powers.................................       16
   (b)  Alternate committee members..............................       16
   (c)  Term.....................................................       16
   (d)  Committee procedures.....................................       17
Section 4.12. COMPENSATION.......................................       17

ARTICLE FIVE:
 OFFICERS........................................................       17

Section 5.01. OFFICERS GENERALLY.................................       17
   (a)  Number, qualification and designation....................       17
   (b)  Resignations.............................................       17
   (c)  Bonding..................................................       17
   (d)  Standard of care.........................................       17
Section 5.02. ELECTION AND TERM OF OFFICE........................       18
Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS........       18
Section 5.04. REMOVAL OF OFFICERS AND AGENTS.....................       18
Section 5.05. VACANCIES..........................................       18
Section 5.06. AUTHORITY..........................................       19
Section 5.07. THE CHAIRMAN OF THE BOARD..........................       19
Section 5.08. THE PRESIDENT......................................       19
Section 5.09. THE SECRETARY......................................       19
Section 5.10. THE TREASURER......................................       20
Section 5.11. SALARIES...........................................       20

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ARTICLE SIX:
  EXERCISE OF POWERS BY DIRECTORS AND OFFICERS.............................   20

  Section 6.01. STANDARD OF CARE; JUSTIFIABLE RELIANCE....................    20
  Section 6.02. CONSIDERATION OF FACTORS...................................   21
  Section 6.03. RESISTANCE TO CHANGE OF CONTROL............................   21
  Section 6.04. RESTRICTIONS ON TRANSACTIONS INVOLVING
                INTERESTED DIRECTORS OR OFFICERS...........................   22
  Section 6.05. VOIDABILITY OF CONTRACTS...................................   22

ARTICLE SEVEN:
  CERTIFICATES OF STOCK, TRANSFER, ETC.....................................   23
  Section 7.01. SHARE CERTIFICATES GENERALLY...............................   23
  Section 7.02. VALIDATION, SIGNATURES, UNCERTIFICATED
                SHARES, INFORMATION STATEMENTS.............................   23
       (a) Entitlement to certificate......................................   23
       (b) Facsimile signatures............................................   23
       (c) Signatures of former officers...................................   24
       (d) Uncertificated shares...........................................   24
       (e) Written statements..............................................   24
  Section 7.03. CERTIFICATES OF DIFFERENT CLASSES OR SERIES................   24
  Section 7.04. FRACTIONAL SHARES..........................................   25
  Section 7.05. ISSUANCE...................................................   25
  Section 7.06. CONSIDERATION..............................................   26
  Section 7.07. TRANSFER...................................................   26
  Section 7.08. RECORD HOLDER OF SHARES....................................   26
  Section 7.09. LOST, DESTROYED OR MUTILATED CERTIFICATES..................   27
  Section 7.10. INCREASE OR DECREASE IN NUMBER OF AUTHORIZED
                SHARES OF CLASS AND SERIES.................................   27
       (a) General rule....................................................   27
       (b) Shares for money or scrip.......................................   27
       (c) Changes in rights and preferences...............................   27
       (d) Fractional shares in mergers and exchanges......................   28
  Section 7.11. TREASURY SHARES............................................   28
       (a) Definition of treasury shares...................................   28
       (b) No voting rights................................................   28
       (c) Shares held in fiduciary capacity excepted......................   28

ARTICLE EIGHT:
  DIVIDENDS................................................................   29

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Section 8.01. GENERAL RULE.......................................         29
Section 8.02. EXCEPTIONS TO GENERAL RULE.........................         29
   (a)  Insolvency...............................................         29
   (b)  Bases of determination...................................         29
   (c)  Timing of determination..................................         29
   (d)  Parity of indebtedness...................................         30
   (e)  Certain indebtedness excluded............................         30

ARTICLE NINE:
 INDEMNIFICATION OF DIRECTORS, OFFICERS EMPLOYEES AND AGENTS.....         30

Section 9.01. DISCRETIONARY INDEMNIFICATION......................         30
   (a)  Settlements..............................................         30
   (b)  Costs of suit............................................         30
   (c)  Determination of propriety of indemnification............         31
Section 9.02. MANDATORY INDEMNIFICATION..........................         31
   (a)  Required by Articles.....................................         31
   (b)  Success on merits........................................         31
Section 9.03. INSURANCE AND OTHER FINANCIAL ARRANGEMENTS.........         32
   (a)  Purchase of insurance....................................         32
   (b)  Other financial arrangements.............................         32
   (c)  Eligible providers of insurance..........................         32
   (d)  Determination of propriety...............................         32

ARTICLE TEN:
 CORPORATE RECORDS...............................................         33

Section 10.01. MAINTENANCE OF CORPORATE RECORDS..................         33
Section 10.02. RIGHT OF INSPECTION OF CERTAIN CORPORATE RECORDS..         33
Section 10.03. RIGHT OF INSPECTION OF FINANCIAL RECORDS..........         34
Section 10.04. DENIAL OF REQUEST FOR INSPECTION OF RECORDS.......         34

ARTICLE ELEVEN:
 MISCELLANEOUS...................................................         35

Section 11.01. CORPORATE SEAL....................................         35
Section 11.02. CHECKS............................................         35
Section 11.03. CONTRACTS.........................................         35
Section 11.04. DEPOSITS..........................................         35
Section 11.05. AMENDMENT OF BYLAWS...............................         36

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     Section 11.06. CONFLICT WITH ARTICLES AND LAWS......................    36
     Section 11.07. INTERPRETATION.......................................    36





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

                                    BY-LAWS

                                      OF

                         HOSP-ITALIA INDUSTRIES, INC.

                        (a Nevada business corporation)

                                  ARTICLE ONE
                                  -----------

                           OFFICERS AND FISCAL YEAR
                           ------------------------

     Section 1.01. REGISTERED OFFICE AND AGENT.

     The registered office of this corporation (the "Corporation") in Nevada shall be at 711 South Carson, Suite 4, Carson City, Nevada, 89701, and the registered agent of the Corporation in the State of Nevada shall be Resident Agents of Nevada, Inc. at the same address, until otherwise established by the board of directors of the Corporation (the "Board") or "Board of Directors") and a certificate of change is filed with the Department of State of Nevada in the manner provided by law. The registered office of the Corporation in Nevada shall by the same as that of its registered agent but may, buy need not, be the same as any of its place of business.

     Section 2.02. OTHER OFFICES.

     The Corporation shall also have an office at 44 Philips Farm Road, Marshfield, Massachusetts 02050 and may have offices at such other places within or without Nevada as the Board of Directors may from time to time appoint or the business of the Corporation may require.

     Section 1.03. FISCAL YEAR.

     The fiscal year of the Corporation shall begin the first (1st) day of January and end on the thirty-first (31st) day of December in each year.

                                  ARTICLE TWO
                                  -----------

                     NOTICE - WAIVERS - MEETINGS GENERALLY
                     -------------------------------------

     Section 2.01. MANNER OF GIVING NOTICE.

     Whenever written notice is required to be given to any person under the provisions of the Nevada Business Corporation Law, Chapter 78 of the Nevada Revised Statutes, NRS (S)(S) 78.010 et seq. (the "NVBCL") or by the Articles of Incorporation or these Bylaws, it may be delivered to the person either personally or by sending a copy thereof by first class or certified mail, postage prepaid, to the address of the person appearing on the books of the Corporation or, in the case of directors of the Corporation (the "Directors"), supplied by the Directors to the Corporation for the purpose of notice. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the NVBCL, the Articles of Incorporation or these Bylaws.

     Section 2.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS.

     Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each Director by telephone or in writing at least twenty-four (24) hours (in the case of notice by telephone) or forty-eight (48) hours (in the case of notice by facsimile) or five days (in the case of notice by first class or certified mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of a meeting.

     Section 2.03. NOTICE OF MEETINGS OF STOCKHOLDERS.

     (a) Required signatures on notices. Whenever under the provisions of these Bylaws, Stockholders are required or authorized to take any action at a meeting, the notice of the meeting must be in writing and signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other natural person or persons as the Directors may designate.

     (b) Purpose must be stated. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without Nevada, where it is to be held.

     (c) Delivery. A copy of the notice must be delivered personally or mailed postage prepaid to each Stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, it must be directed to the Stockholder at his or her address as it appears upon the records of the Corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the Stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership.

     (d) Transferees during notice period. Notice delivered or mailed to a Stockholder in accordance with the provisions of this Section and the provisions, if any, of the Articles of Incorporation or these Bylaws is sufficient, and in the event of the transfer of stock after such delivery or mailing and before the holding of the meeting it is not necessary to deliver or mail notice of the meeting of the transferee.

     (e) Waiver of notice. Any Stockholder may waive notice of any meeting by a writing signed by him or her, or his or her duly authorized attorney, either before or after the meeting, in the manner specified in Section 2.04 below.

     Section 2.04. WAIVER OF NOTICE OF MEETINGS.

     Whenever all persons entitled to vote at any meeting, whether of Directors or Stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary; or presence at such meeting and oral consent entered on the minutes; or taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of Stockholders or Directors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     Section 2.05.  MODIFICATION OF PROPOSAL CONTAINED IN NOTICE

     Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the NVBCL or the Articles of Incorporation or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

     Section 2.06.  EXCEPTION TO REQUIREMENT OF NOTICE.

     (a) General rule. Whenever any notice or communication is required to be given to any person under the provisions of the NVBCL or by the Articles of Incorporation or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

     (b) Stockholders without forwarding addresses. Unless otherwise provided in the Articles of Incorporation, whenever notice is required to be given, under the provision of the NVBCL or the Articles of Incorporation or these Bylaws, to any Stockholder to whom notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two, payments sent by first-class mail of dividends or interest on securities during a twelve (12)-month period, have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable, the giving of further notices to him or her is not required. Any action or meeting taken or held without notice to such a Stockholder has the same effect as if the notice had been given. If any such Stockholder delivers to the Corporation a written notice setting forth his or her current address, the requirement that notice be given to him or her is reinstated.

     Section 2.07.  USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT.

     Unless otherwise restricted by the Articles of Incorporation, Stockholders or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Stockholders, Board or committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

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                                 ARTICLE THREE
                                 -------------

                                 STOCKHOLDERS
                                 ------------

     Section 3.01. PLACE OF MEETING.

     All meeting of the Stockholders of the Corporation shall be held at the registered office of the Corporation unless another place is designated by the Board of Directors in the notice of a meeting.

     Section 3.02. ANNUAL MEETING.

     The Board of Directors may fix the date and time of the annual meeting of the Stockholders, but if no such date and time is fixed by the Board, the meeting for any calendar year shall be held on the second day of April in such year, if not a legal holiday under the laws of Nevada, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at ten (10) o'clock A.M., and at said meeting the Stockholders then entitled to vote shall elect Directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six (6) months after the designated time, any Stockholder may call the meeting at any time thereafter.

     Section 3.03. SPECIAL MEETINGS.

     (a) Call of special meetings. Special meetings of the Stockholders may be called at any time:

          (1) by the Board of Directors; or

          (2) unless otherwise provided in the Articles of Incorporation, by Stockholders entitled to cast at least ten (10%) percent of the votes that all Stockholders are entitled to cast at the particular meeting.

     (b) Fixing of time for meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix a time of the meeting, the person or persons calling the meeting may do so.

     Section 3.04. QUORUM

     A meeting of Stockholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. Unless the

     NVBCL or the Articles of Incorporation provide for different proportions a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business; and action by the Stockholders on a matter other than the election of Directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Treasury shares of the Corporation shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

          Section 3.05. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

          Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a written consent thereto is signed by Stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of Stockholders be called or notice given.

          Section 3.06. ORGANIZATION.

          At every meeting of the Stockholders, the Chairman of the Board, if there be one, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following Officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a person chosen by vote of the Stockholders present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

          Section 3.07. VOTING RIGHTS OF STOCKHOLDERS.

          Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, every Stockholder of record of this Corporation is entitled at each meeting of Stockholders to one vote for each share of stock standing in his or her name on the records of the Corporation. If the Articles of Incorporation, or the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the Articles of Incorporation, provides for more or less than one vote per share for any class or series of shares on any matter, every reference in these Bylaws to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, or the provisions of these Bylaws. Shares of its own stock belonging to the Corporation must not be voted upon, directly or indirectly, nor counted as outstanding for the purpose of any Stockholders' quorum or vote.

     Section 3.08. VOTING AND OTHER ACTION BY PROXY.

     (a) General rule. At any meeting of the Stockholders of the Corporation, any Stockholder may designate another person or persons to act as a proxy or proxies. If any Stockholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if only one is present, then that one has and may exercise all of the powers conferred by the Stockholder upon all of the persons so designated unless the Stockholder provides otherwise.

     (b) Form of proxies. Without limiting the manner in which a Stockholder may authorize another person or persons to act for him or her as proxy pursuant to Paragraph (a) above, the following constitute valid means by which a Stockholder may grant such authority:

          (1) A Stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. The proxy may be limited to action on designated matters. Execution may be accomplished by the signing of the writing by the Stockholder or his or its authorized officer, director, employee or agent or by causing the signature of the Stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature.

          (2) A Stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of Stockholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.

     (c) Substitution of copies. Any copy, communication by telecopier, or other reliable reproduction of the writing or transmission created pursuant to Paragraph (b) above, may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, communication by telecopier, or other reproduction is a complete reproduction of the entire original writing or transmission.

     (d) Expiration of proxies. No such proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest, or unless the Stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of Stockholders and determine the validity of proxies and ballots.

     Section 3.09. VOTING BY FIDUCIARIES AND PLEDGEES.

     Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A Stockholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section shall affect the validity of a proxy given to a pledgee or nominee.

     Section 3.10. VOTING BY JOINT HOLDERS OF SHARES.

     (a) General rule. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

          (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

          (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

     (b) Exception. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

     Section 3.11. VOTING BY CORPORATIONS

     (a) Voting by corporate Stockholders. Any corporation that is a Stockholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

     (b) Treasury shares. Treasury shares of this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. This Paragraph (b) does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     Section 3.12. DETERMINATION OF STOCKHOLDERS OF RECORD.

     (a) Fixing record date. Unless contrary provisions are contained in the Articles of Incorporation, the Directors may prescribe a period not exceeding sixty (60) days before any meeting of the Stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty (60) days before the holding of any such meeting as the day as of which Stockholders entitled to notice of and to vote at such meetings must be determined. Only Stockholders of record on that day are entitled to notice or to vote at such meeting.

     (b) Determination when a record date is not fixed. If a record is not fixed:

           (1) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

          (2) The record date for determining Stockholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

          (3) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 3.13. JUDGES OF ELECTION.

     (a) Appointment. In advance of any meeting of Stockholders of the Corporation, the Board of Directors may appoint judges of election, who need not be Stockholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding Officer of the meeting may, and on the request of any Stockholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

     (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding Officer thereof.

     (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     (d) Report. On request of the presiding Officer of the meeting, or of any Stockholder, the judge shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     Section 3.14.  MINORS AS SECURITY HOLDERS.

     The Corporation may treat a minor who holds shares or obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate Officer responsible for maintaining the list of Stockholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the Treasurer or paying Officer or agent has received written notice that the holder is a minor.

     Section 3.15.  VOTING TRUSTS.

     (a) Voting trusts authorized. A Stockholder, by agreement in writing, may transfer his or her stock to a voting trustee or trustees for the purpose of conferring the right to vote the stock for a period not exceeding fifteen (15) years upon the terms and conditions therein stated. Any certificates of stock so transferred must be surrendered and canceled and new certificates for the stock issued to the trustee or trustees in which it must appear that they are issued pursuant to the agreement, and in the entry or ownership in the proper books of the Corporation that fact must also be noted, and thereupon the trustee or trustees may vote the stock so transferred during the terms of the agreement. A duplicate of every such agreement must be filed in the registered office of the Corporation and at all times during its terms be open to inspection by any Stockholder or his or her attorney.

     (b) Extensions of duration. At any time the two (2) years next preceding the expiration of an agreement entered into pursuant to the provisions of Paragraph (a) above, or the expiration of an extension of that agreement, any beneficiary of the trust may, by written agreement with the trustee or trustees, extend the duration of the trust for a time not to exceed fifteen (15) years after the scheduled expiration date of the original agreement or the latest extension. An extension is not effective unless the trustee, before the expiration date of the original agreement or the latest extension, files a duplicate of the agreement providing for the extension in the registered office of the Corporation. An agreement providing for an extension does not affect the rights or obligations of any person not a party to that agreement.

     (c) Terms of voting trusts. An agreement between two or more Stockholders, if in writing and signed by them, may provide that in exercising any voting rights the stock held by them must be voted pursuant to the provisions of the agreement; as they may subsequently agree; or in accordance with a procedure agreed upon.

     (d) Duration of agreements. An agreement entered into pursuant to the provisions of Paragraph (c) above is not effective for a term of more than fifteen (15) years, but at any time within the two (2) years next preceding the expiration of the agreement the parties thereto may extend its duration for as many additional periods, each not to exceed fifteen (15) years, as they wish.

     (e) Deemed duration. An agreement entered into pursuant to the provisions of Paragraphs (a) or (c) above is not invalidated by the fact that by its terms its duration is more than fifteen (15) years, but its duration shall be deemed by the Corporation to be amended to conformed with the provisions of this Section.


                                 ARTICLE FOUR
                                 ------------

                              BOARD OF DIRECTORS
                              ------------------

     Section 4.01. POWERS; PERSONAL LIABILITY.

     (a) General rule. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject only to such limitations as may be provided by the NVBCL, or the Articles of Incorporation of the Corporation, the Board of Directors shall have full control over the affairs of the Corporation. The selection of a period for the achievement of corporate goals shall be the responsibility of the Directors.

     (b) Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     (c) Limited liability of Directors. Except as may be provided in the Articles of Incorporation, a Director is not liable to the Corporation, its Stockholders, or any person asserting rights on behalf of the Corporation or its Stockholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

          (1) A willful failure to deal fairly with the Corporation or its Stockholders in connection with a matter in which the Director has a material conflict of interest.

          (2) A violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

            (3) A transaction from which the Director derived an improper personal profit.

            (4) Willful misconduct.

     (d) Notation of dissent. A Director who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the Director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action. Nothing in this Paragraph (d) shall bar a Director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the Director notifies the Secretary in writing, of the asserted omission or inaccuracy.

     Section 4.02. QUALIFICATION AND SELECTION OF DIRECTORS.

     (a) Qualifications. Each Director of the Corporation shall be a natural personal of at least eighteen (18) years of age who need not be a resident of Nevada or a Stockholder of the Corporation.

     (b) Election of Directors. Unless elected by action by consent in writing of the Stockholders pursuant to Section 3.05 above, Directors of the Corporation must be elected at the annual meeting of the Stockholders by a plurality of the votes cast at the election. The Board of Directors shall have the authority to set the date, time and place for the annual meeting of the Stockholders. If for any reason Directors are not elected pursuant to an action by consent in writing of the Stockholders pursuant to Section 3.05 above or at the annual meeting of the Stockholders, they may be elected at any special meeting of the Stockholders which is called and held for that purpose.

     (c) No cumulative voting. Unless the Articles of Incorporation provide for cumulative voting, Directors shall be elected by a plurality of all votes entitled to be cast.

     Section 4.03. NUMBER AND TERM OF OFFICE.

     (a) Number. The Board of Directors shall consist of such number of Directors as may be determined from time to time by resolution of the Board of Directors; provided, however, that the Corporation shall have at least one (1) Director.

     (b) Term of office. The terms of the Directors of the Corporation, including the initial Directors, expire at the next annual Stockholders' meeting unless their terms are staggered. A decrease in the number of Directors may not shorten an incumbent Director's term. Despite the expiration of a Director's term, the Director shall continue to serve until the earlier of (i) his or her death, resignation, or removal; (ii) until his or her successor is elected and, if necessary, qualifies; or (iii) until there is a decrease in the number of Directors.

     (c) Resignation. Any Director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

     Section 4.04. VACANCIES.

     (a) General rule. All vacancies, including those caused by an increase in the number of Directors, may be filled by a majority of the remaining Directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation.

     (b) Directors elected by class or series. Whenever the holders of any class or series of shares are entitled to elect one or more Directors, unless otherwise provided in the Articles of Incorporation, removal of any such Director requires only the proportion of votes, specified in Section 4.05 below, of the holders of that class or series, and not the votes of the outstanding shares as a whole.

     (c) Vacancies at a later date. Unless otherwise provided in the Articles of Incorporation, when one or more Directors give notice of his or their resignation to the Board, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors.

     Section 4.05. REMOVAL OR DIRECTORS BY STOCKHOLDERS.

     Provided that the Articles of Incorporation do not require the concurrence of a larger percentage of the stock entitled to voting power in order to remove a Director, any Director may be removed from office with or without stating cause by the vote of Stockholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to voting power, except that in event that the Articles of Incorporation provide for the election of Directors by cumulative voting, no Director may be removed from office under the provisions of this Section except upon the vote of Stockholders owning sufficient shares to have prevented his or her election to office in the first instance.

     Section 4.06.  PLACE OF MEETINGS.

     Regular or special meetings of the Board of Directors may be held at such place within or without Nevada as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

     Section 4.07.  ORGANIZATION OF MEETINGS.

     At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the Board, one of the following Officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order or rank and seniority, or a person chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, as Assistant Secretary, or, in the absence of the Secretary and the Assistance Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 4.08.  REGULAR MEETINGS.

     Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

     Section 4.09.  SPECIAL MEETINGS.

     Special meetings of the Board of Directors shall be held whenever called by one or more of the Directors.

     Section 4.10.  QUORUM OF AND ACTION BY DIRECTORS.

     (a) General rule. A majority of the Directors in the office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested Directors are not counted at the meeting, then a majority of the disinterested Directors may authorize, approve or ratify a contract or transaction.

     (b)  Action by written consent.   Any action required or permitted to be
taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. Action taken under this Paragraph is effective when the last Director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Paragraph has the effect of a unanimous vote taken at a meeting at which all Directors or the committee, as the case may be, were present, and may be described as such in any document.

     Section 4.11. EXECUTIVE AND OTHER COMMITTEES.

     (a) Establishment and powers. Unless it is otherwise provided in the Articles of Incorporation, the Board of Directors may designate one or more committees which, to the extent provided in the resolution or resolutions or in these Bylaws, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. The committee or committees must have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Each committee must include at least one Director. Unless the Articles of Incorporation provide otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on committees.

     (b) Alternate committee members. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

     (c) Term. Each committee of the Board shall serve at the pleasure of the Board.

     (d) Committee procedures. The term "Board of Directors" or "Board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board.

     Section 4.12. COMPENSATION.

     Unless otherwise provided in the Articles of Incorporation, the Board of Directors, without regard to personal interest, may establish the compensation of Directors for services in any capacity. If the Board of Directors establishes the compensation of Directors pursuant to this Section, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.


                                 ARTICLE FIVE
                                 ------------

                                   OFFICERS
                                   --------

          Section 5.01.  OFFICERS GENERALLY.

          (a) Number, qualification and designation. The officers of the Corporation (the "Officers") shall be a President, a Secretary, a Treasurer, and such other Officers as may be elected in accordance with the provisions of Sections 5.03 and 5.07 below. Officers may but need not be Directors or Stockholders of the Corporation. All Officers must be natural persons and must be chosen in such manner, hold their offices for such terms and have such powers and duties as may be prescribed by these Bylaws or determined by the Board of Directors. Any natural person may hold two or more offices. The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who shall be Officers of the Corporation.

          (b) Resignations. Any Officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

          (c) Bonding. The Corporation may secure the fidelity of any or all of its Officers by bond or otherwise.

          (d) Standard of care. Except as otherwise provided in the Articles of Incorporation, an Officer shall perform his or her duties as an Officer in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an Officer of the Corporation.

          Section 5.02.  ELECTION AND TERM OF OFFICE.

          The Officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03 below, shall be elected annually by the Board of Directors, and each such Officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

     Section 5.03.  SUBORDINATE OFFICERS, COMMITTEES AND AGENTS.

     The Board of Directors may from time to time elect such other Officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any Officer or committee the power to elect subordinate Officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate Officers, committees, employees or other agents.

     Section 5.04.  REMOVAL OF OFFICERS AND AGENTS.

     Any Officer or agent of the Corporation may be removed by the Board of Directors with or without cause. Any Officer may remove, with or without cause, any subordinate Officer appointed by that Officer pursuant to Section 5.03 above. Any such removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

     Section 5.05.  VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the Officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

     Section 5.06.  AUTHORITY.

     All Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolution or orders of the Board of Directors or in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these Bylaws.

          Section 5.07.  THE CHAIRMAN OF THE BOARD.

          The Chairman of the Board if there be one, or in the absence of the Chairman, the Vice Chairman of the Board, shall preside at all meetings of the Stockholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors.

          Section 5.08.  THE PRESIDENT.

          The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject however, to the control of the Board of Directors. The President shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other Officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors.

          Section 5.09.  THE SECRETARY.

          The Secretary or an Assistant Secretary shall attend all meetings of the Stockholders and of the Board of Directors and shall record all votes of the Stockholders and of the Directors and the minutes of the meetings of the Stockholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board of Directors or the President.

          Section 5.10.  THE TREASURER.

          The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such

                                                                  Page 20 of 37.

other duties as may from time to time be assigned by the Board of Directors or the President.

          Section 5.11. SALARIES.

          The salaries of the Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board. The salaries or other compensation of any other Officers, employees and other agents shall be fixed from time to time by the Officer or committee to which the power to elect such Officers or to retain or appoint such employees or other agents has been delegated pursuant to
Section 5.03 above. No Officer shall be prevented from receiving such salary or other compensation by reason of the fact that the Officer is also a Director of the Corporation.

                                  ARTICLE SIX
                                  -----------

                 EXERCISE OF POWERS BY DIRECTORS AND OFFICERS
                 --------------------------------------------

          Section 6.01. STANDARD OF CARE; JUSTIFIABLE RELIANCE.

          Directors and Officers shall exercise their powers in good faith and with a view to the interests of the Corporation. In performing their respective duties, Directors and Officers are entitled to rely on information, opinions, reports, books of accounts or statements, including financial statements and other financial data, that are prepared or presented by:

               (a) One or more Directors, Officers or employees of the Corporation reasonably believed to be reliable and competent in the matters prepared or presented;

               (b) Counsel, public accountants, or other persons as to matters reasonably believed to be within the preparer or presenter's professional or expert competence; or

               (c) A committee on which the Director or Officer relying thereon does not serve, established in accordance with these Bylaws, as to matters within the committee's designated authority and matters on which the committee is reasonably believed to merit confidence.

          A Director or Officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

          Section 6.02. CONSIDERATION OF FACTORS.

     Directors and Officers, in exercising their respective powers with a view to the interests of the Corporation, may consider:

          (a) The interests of the Corporation's employees, suppliers, creditors and customers;

          (b)  The economy of the state and nation;

          (c)  The interests of the community and of society; and

          (d) The long-term as well as short-term interests of the Corporation and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

     Section 6.03. RESISTANCE TO CHANGE IN CONTROL.

     Directors may resist a change or potential change in control of the Corporation if the Directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interest of the
Corporation:

          (a) Upon consideration of the interest of the Corporation's Stockholders and any of the matters set forth in Section 6.02 above; or

          (b) Because the amount or nature of the indebtedness and other obligations to which the Corporation or any successor to the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable time:

                 (1) The assets of the Corporation or any successor would be or become less than its liabilities;

                 (2) The Corporation or any successor would be or become insolvent; or

                 (3) Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the Corporation or any successor would be commenced by any person.

     Section 6.04. RESTRICTIONS ON TRANSACTIONS INVOLVING INTERESTED DIRECTORS OR OFFICERS.

     A contract or other transaction with the Corporation is not void or voidable solely because:

          (a) the contract or transaction is between the Corporation and one or more of its Directors or Officers; or another corporation, firm or association in which one or more of its directors or officers are Directors or Officers of this Corporation or are financially interested.

          (b) A common or interested Directed or Officer:

                 (1) Is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction; or

                 (2) Joins in the execution of a written consent which authorized or approves the contract or transaction pursuant to Paragraph (b) of Section 4.10 above; or

          (c) The vote or votes of a common or interested Director are counted for the purpose of authorizing or approving the contract or transaction, if one of the circumstances specified in Section 6.05 below exists.

     Section 6.05. VOIDABILITY OF CONTRACTS.

     The circumstances in which a contract or other transaction is not void or voidable pursuant to Section 6.04 above are:

          (a) The fact of the common directorship, office or financial interest is known to the Board of Directors or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested Directors or Directors.

          (b) The fact of the common directorship, office or financial interest is known to the Stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of Stockholders holding a majority of the voting power. The votes of the common or interested Directors or Officers must be counted in any such vote of Stockholders.

          (c) The fact of the common directorship, office or financial interest is known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for action.

          (d) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

                                 ARTICLE SEVEN
                                 -------------

                             CERTIFICATES OF STOCK
                             ---------------------

     Section 7.01. SHARE CERTIFICATES GENERALLY.

     Certificates for shares of the Corporation shall be in such form as approved by the Board of Directors. Each share certificate shall be signed either manually or in facsimile, by the Officer or Officers designated in these Bylaws. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose. At a minimum, a share certificate shall state on its face all of the following:

          (a) the name of the Corporation and that it is organized under the laws of the State of Nevada;

          (b) the name of the person to whom issued;

          (c) the number of shares; and

          (d) if the Corporation is authorized to issued more than one class of stock or more than one series of any class of stock, the information required by Section 7.03 below.

     Section 7.02. VALIDATION, SIGNATURES, UNCERTIFICATED SHARES, INFORMATION STATEMENTS.

     (a) Entitlement to certificate. Except as otherwise provided in Paragraph
(d) below, every Stockholder is entitled to have a certificate, signed by Officers or agents designated by the Corporation for the purpose, certifying the number of shares owned by him or her in the Corporation.

     (b) Facsimile signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the Officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its Officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.

     (c) Signatures of former officers. If any Officer or Officers who have signed, or whose facsimile signature or signatures have been used on, any certificate or certificates for stock cease to be an Officer or Officers of the

Corporation, whether because of death, resignation or other reason, before the certificate or certificates have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an Officer or Officers of the Corporation.

     (d) Uncertificated shares. The Corporation may issue uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the Stockholders. Unless otherwise provided by a specific statute, the rights and obligations of Stockholders are identical whether or not their shares of stock are represented by certificates.

     (e) Written statements. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the Stockholder a written statement containing the information required on the certificates pursuant to Paragraph (a) above. At least annually thereafter, the Corporation shall provide to its Stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this Paragraph (e).

     Section 7.03. CERTIFICATES OF DIFFERENT CLASSES OR SERIES.

     If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights must be set forth in full or summarized on the face or back of each certificate which the Corporation issues to represent the stock, or on the informational statement sent pursuant to Paragraph (e) of Section 7.02 above, except that, in lieu thereof, the certificate or informational statement may contain a statement setting forth the office or agency of the Corporation from which a Stockholder may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof. The Corporation shall furnish to its Stockholders, upon request and without charge, a copy of any such statement or summary.

     Section 7.04. FRACTIONAL SHARES.

     The Corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the Corporation may:

     (a) Pay to any person otherwise entitled to become a holder of a fraction of a share the appraised value of that share if the appraisal was properly demanded; or if no appraisal was demanded or an appraisal was not properly demanded, an amount in cash specified for that purpose as the value of the fraction in the articles, plan of reorganization, plan of merger or exchange, resolution of the Board of Directors, or other instrument pursuant to which the fractional share would otherwise be issued, or, if not specified, then as may be determined for that purpose by the Board of Directors of the corporation.

               (b) Issue such additional fraction of a share as is necessary to increase the fractional share to a full share; or

               (c) Execute and deliver registered or bearer scrip over the manual or facsimile signature of an Officer of the Corporation or of its agent for that purpose, exchangeable as provided on the scrip for full share certificates, but the scrip does not entitle the holder to any rights as a Stockholder except as provided on the scrip. The scrip may provide that it becomes void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the Corporation deems advisable. Whenever any scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip shall be deemed to be treasury shares unless the scrip contains other provisions for their disposition.

     Section 7.05. ISSUANCE.

     The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. They shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate Officer upon such certificate may be a facsimile, engraved or printed. The provisions of this Section shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

     Section 7.06. CONSIDERATION.

     The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The Board of Directors' determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

     Section 7.07. TRANSFER.

     The shares of stock in this Corporation are personal property and shall be transferable on the books of the Corporation, in such manner and under such regulations as provided in this Section and as provided in Chapter 104 of Nevada Revised Statutes. Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or be an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the NVBCL.

     Section 7.08. RECORD HOLDER OF SHARES.

     Except as expressly otherwise provided in these Bylaws, the Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

     Section 7.09. LOST, DESTROYED OR MUTILATED CERTIFICATES.

     The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

     Section 7.10. INCREASE OR DECREASE IN NUMBER OF AUTHORIZED SHARES OF CLASS AND SERIES.

     (a) General rule. Unless otherwise provided in the Articles of incorporation, if the Corporation desires to change the number of shares of a class and series, if any, of its authorized stock by increasing or decreasing the number of authorized shares of the class and series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class and series held by each Stockholder of record at the effective date and time of the change, may, except as otherwise provided in Paragraphs (b) and (c) below, do so by a resolution adopted by the Board of Directors, without obtaining the approval of the Stockholders. The resolution may also provide for a change of the par value, if any, of the same class and series of the shares increased or decreased. After the effective date and time of the change, the Corporation may issue its stock in accordance therewith.

     (b) Shares for money or scrip. A proposal to increase or decrease the number of authorized shares of any class and series, if any, that includes provisions pursuant to which only money will be paid or scrip will be issued to Stockholders who before the increase or decrease in the number of shares becomes effective, in the aggregate hold ten (10%) percent or more of the outstanding shares of the affected class and series, and would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares, must be approved by the vote of Stockholders holding a majority of the voting power of the affected class and series, or such greater proportion as may be provided in the Articles of Incorporation, regardless of limitations or restrictions on the voting power thereof.

     (c) Changes in rights and preferences. If a proposed increase or decrease in the number of authorized shares of any class or series would alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the increase or decrease must be approved by the vote, in addition to any vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof.

     (d) Fractional shares in mergers and exchanges. Any proposal to increase or decrease the number of authorized shares of any class and series, if any, that includes provisions pursuant to which only money will be paid or scrip will be issued to Stockholders who before the increase or decrease in the number of shares becomes effective, hold one (1%) percent or more of the outstanding shares of the affected class and series, and would otherwise be entitled to receive a fraction of a share in exchange for the cancellation of all of their outstanding shares, is subject to the provisions of Nevada Revised Statutes
(S)(S) 92A.300 to 92A.500, inclusive. If the proposal is subject to those provisions, any Stockholder who is obligated to accept money or scrip rather than receive a fraction of a share resulting from the action taken pursuant to this Section may dissent in accordance with those provisions and obtain payment of the fair value of the fraction of a share to which the Stockholder would otherwise be entitled.

     Section 7.11. TREASURY SHARES.

     (a) Definition of a treasury shares. As used in these Bylaws, "treasury shares" means shares of the Corporation issued and thereafter acquired by the Corporation or another entity, the majority of whose outstanding voting power to elect its general partner, directors, managers or members of the governing body is beneficially held, directly or indirectly, by the Corporation, which have not been retired or restored to the status of unissued shares.

     (b) No voting rights. Treasury shares do not carry voting rights or participate in distributions, may not be counted as outstanding shares for any purpose and may not be counted as assets of the Corporation for the purpose of computing the amount available for distributions. Unless the Articles of Incorporation provide otherwise, treasury shares may be retired and restored to the status of authorized and unissued shares without an amendment to the Articles of Incorporation or may be disposed of for such consideration as the Board of Directors may determine.

     (c) Shares held in a fiduciary capacity excepted. This Section does not limit the right of the Corporation to vote its shares held by it in a fiduciary capacity.

                                 ARTICLE EIGHT
                                 -------------

                                   DIVIDENDS
                                   ---------

     Section 8.01. GENERAL RULE.

     Except as otherwise provided in Section 8.02 below and the Articles of Incorporation, the Board of Directors may authorize and the Corporation may make distributions to its Stockholders.

     Section 8.02. EXCEPTIONS TO GENERAL RULE.

     (a) Insolvency. No distribution may be made if, after giving it effect the Corporation would not be able to pay its debts as they become due in the usual course of business; or except as otherwise specifically allowed by the Articles of Incorporation, the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of Stockholders whose preferential rights are superior to those receiving the distribution.

     (b) Bases of determination. The Board of Directors may base a determination that a distribution is not prohibited under Paragraph (a) above on financial statements prepared on the basis of accounting practices that are reasonable in the circumstances; a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or any other method that is reasonable in the circumstances.

     (c)  Timing of determination.  The effect of a distribution under Paragraph
(a) above must be measured:

               (1) In the case of a distribution by purchase, redemption or other acquisition of the Corporation's shares, as of the earlier of the date money or other property is transferred or debt incurred by the Corporation; or the date upon which the Stockholder ceases to be a Stockholder with respect to the acquired shares.

               (2) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed.

               (3) In all other cases, as of the date the distribution is authorized if the payment occurs within one hundred and twenty (120) days after the date of authorization; or the date the payment is made if it occurs more than one hundred and twenty (120) days after the date of authorization.


     (d) Parity of indebtedness. The Corporation's indebtedness to a Stockholder incurred by reason of a distribution made in accordance with this Section shall be at parity with the Corporation's indebtedness to its general unsecured creditors except to the extent subordinated by agreement.

     (e) Certain indebtedness excluded. Indebtedness of the Corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under Paragraph (a) above if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to Stockholders could than be made pursuant to this Section. If the indebtedness is issued as a distribution, each payment of principal or interest must be treated as a distribution, the effect of which must be measured on the date the payment is actually made.

                                 ARTICLE NINE
                                 ------------

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
         ------------------------------------------------------------

     Section 9.01. DISCRETIONARY INDEMNIFICATION.

     (a) Settlements. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as s director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

     (b) Costs of suit. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (c) Determination of propriety of indemnification. Any discretionary indemnification under Paragraphs (a) or (b) above unless ordered by a court or advanced pursuant to Paragraph (b), may be made by the Coropration only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances. The determination must be made either by the Stockholders; by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding; if a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or if a quorum consisting of Directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 9.02.  MANDATORY INDEMNIFICATION.

     (a) Required by the Articles. The Corporation shall indemnify a person to the extent required by the Articles of Incorporation.

     (b) Success on merits. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

     Section 9.03.  INSURANCE AND OTHER FINANCIAL ARRANGEMENTS.

     (a) Purchase of insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or again of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, true or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a Director, Officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

     (b) Other financial arrangements. The other financial arrangements made by the Corporation pursuant to Paragraph (a) above may include the creation of a trust fund; the establishment of a program of self-insurance; the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and/or the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Paragraph may provide protection for a person adjudicated by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (c) Eligible providers of insurance. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation.

     (d) Determination of propriety. In the absence of fraud, the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and does not subject any Director approving it to personal liability for his or her action, even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                                  ARTICLE TEN
                                  -----------

                               CORPORATE RECORDS
                               -----------------

     Section 10.01. MAINTENANCE OF CORPORATE RECORDS.

     The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, Stockholders and Directors and a share register giving the names and addresses of all Stockholders and the number and class of shares held by each. The Corporation shall maintain the following records in written form or in another form capable of conversion into written form within a reasonable time shall keep at its registered office in Nevada:

         (a) A copy certified by the Secretary of State of Nevada of the Articles of Incorporation, and all amendments thereto;

         (b) A copy certified by an Officer of the Corporation of its Bylaws and all amendments thereto; and

         (c) A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are Stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the Corporation may keep a statement setting out the name custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger of duplicate stock ledger specified in this Section is kept.

     Section 10.02. RIGHT OF INSPECTION OF CERTAIN CORPORATE RECORDS.

     Any person who has been a Stockholder of record of the Corporation for at least six (6) months immediately preceding his or her demand, or any person holding, or thereunto authorized in writing by the holders of, at least five (5%) percent of all of its outstanding shares, upon at least five (5) days' written demand is entitled to inspect in person or by agent or attorney, during usual business hours, the records required by Paragraphs (a), (b) and (c) of
Section 10.01 above and make copies therefrom. Holders of voting trust certificates representing shares of the Corporation must be regarded as Stockholders for the purpose of this Section. When the Corporation keeps a statement in the manner provided for in Paragraph (c) of Section 10.01 above, the information contained thereon must be given to any Stockholder of the Corporation demanding the information, when the demand is made during business hours. In every instance where an attorney or other agent of the Stockholder seeks the right of inspection, the demand must be accompanied by a power of attorney executed by the Stockholder authorizing the attorney or other agent to inspect on behalf of the Stockholder. The right to copy records under this
Section includes, if reasonable, the right to make copies by photographic, xerographic or other means. The Corporation may impose a reasonable charge to recover the costs of labor and materials and the cost of copies of any documents provided to the Stockholder.


     Section 10.03. RIGHT OF INSPECTION OF FINANCIAL RECORDS.

     (a) Eligible Stockholders. Any person who has been a Stockholder of record of the Corporation and owns not less than fifteen (15%) percent of all of the issued and outstanding shares of the stock of the Corporation or has been authorized in writing by the holders of at least fifteen (15%) percent of all its issued and outstanding shares, upon at least five (5) days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the Corporation, to make extracts therefrom, and to conduct an audit of such records. Holders of voting trust certificates representing fifteen (15%) percent of the issued and outstanding shares of the Corporation shall be regarded as Stockholders for the purpose of this Section. All costs for making extracts of records or conducting an audit must be borne by the person exercising his or her rights under this Paragraph.

     (b) Exceptions. Except as otherwise provided herein, the provisions of this Section do not apply if and when the Corporation is listed and traded on any recognized stock exchange nor do they apply if the Corporation furnishes to its Stockholders a detailed, annual financial statement. If the Corporation has elected to be governed by subchapter S of the Internal Revenue Code and its shares are not listed or traded on any recognized stock exchange, a person who owns, or is authorized in writing by the owners of, at least fifteen (15%) percent of the issued and outstanding shares of the stock of the Corporation is entitled to inspect the books of the Corporation pursuant to Paragraph (a) above.

     Section 10.04. DENIAL OF REQUEST FOR INSPECTION OF RECORDS.

     An inspection authorized by Section 10.03 may be denied to a Stockholder or other person upon his or her refusal to furnish to the Corporation an affidavit that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that he has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose. The rights authorized by Paragraph (a) of Section 10.03 above may be denied to any Stockholder upon his or her refusal to furnish the Corporation an affidavit that such inspection, extracts or audit is not desired for any purpose not related to his or her interest in the Corporation as a Stockholder.

                                ARTICLE ELEVEN
                                --------------

                                 MISCELLANEOUS
                                 -------------

     Section 11.01. CORPORATE SEAL.

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada" The use of the seal by the Corporation on any corporate documents shall not be necessary. The Corporation may use the seal, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

     Section 11.02. CHECKS.

     All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors or any person authorized by resolution of the Board of Directors may from time to time designate.

                                                                   Page 35 of 37
     Section 11.03. CONTRACTS.

     Except as otherwise provided in the NVBCL in the case of transaction that require action by the Stockholders, the Board of Directors may authorize any Officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 11.04. DEPOSITS.

     All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more Officers or employees as the Board of Directors shall from time to time determine.

     Section 11.05. AMENDMENT OF BYLAWS.

     (a) Amendment of Bylaws by Board of Directors. The Board of Directors may amend or repeal these Bylaws or adopt new Bylaws except to the extent that any of the following applies:

               (1) The Articles of Incorporation or any provision of NVBCL reserves that power exclusively to the Stockholders.

               (2) The Stockholders in adopting, amending or repealing a particular Bylaw provide within the Bylaw that the Board of Directors may not amend, repeal or readopt that Bylaw.

     (b) Amendment of Bylaws by Stockholders. The stockholders may amend or repeal these Bylaws or adopt new Bylaws even though the Board of Directors may also amend or repeal these Bylaws or adopt new Bylaws.

     Section 11.06. CONFLICT WITH ARTICLES AND LAWS.

     The provisions of these Bylaws are intended to be consistent with the Articles of Incorporation, the NVBCL, and any other applicable state or federal laws. To the extent that any provision of these Bylaws is in conflict with the provisions contained in the Articles of Incorporation, the NVBCL, and any other applicable Nevada state statutes or federal statutes, rules or regulations, said

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

provision shall be deemed to have been amended in order to bring it into conformity with the provisions contained in Articles of Incorporation or such federal or state statutes, rules or regulations. Any provision hereof which cannot be interpreted or reformed in a manner which is consistent with the intent of this Section, and which is consistent with the intent manifested hereby, shall be void.

     Section 11.07. INTERPRETATION

     Whenever used herein, the singular shall include the plural, the plural the singular and the use of any gander shall be applicable to all genders. the captions set forth in these Bylaws have been used solely for convenience of reference and shall not control of affect the meaning or interpretation of any of the provisions.

                                  ATTESTATION
                                  -----------

     The undersigned Secretary of the Corporation hereby certifies that the foregoing Bylaws have been duly filed this 31st day of December, 2001.

                                                      /s/ Lee B. Wright
                                                      --------------------------
                                                      Assist. Secretary

Corporate Seal

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